UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2014, William S. Weil, the Company’s Vice President, Corporate Controller and Chief Accounting Officer informed the Company of his decision to retire effective upon the 2015 annual shareholders meeting, which is currently expected to take place May 5, 2015.

As part of the Company’s succession planning, on September 19, 2014, Tammy M. Trent, currently the Company’s Staff Vice President – SEC and Financial Reporting was appointed as Mr. Weil’s successor, and is expected to assume Mr. Weil’s duties and to be promoted to Vice President and Chief Accounting Officer, effective upon his retirement. Since joining the Company in 1998, Ms. Trent, age 48, has served in a series of progressively more responsible accounting capacities and has served as Staff Vice President – SEC and Financial Reporting since 2007. She was an Audit Supervisor at BKD, LLP prior to joining the Company, where she served from 1990 to 1998. As with Mr. Weil, Ms. Trent does not have an employment contract with the Company and her employment is on an at-will basis.

To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: September 25, 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President, Chief Legal & HR Officer and Secretary